                                                                    Exhibit 99.3

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            SUBSCRIPTION CERTIFICATES
                                    ISSUED BY
                                 WHX CORPORATION

      This form, or one substantially equivalent to this form, must be used to exercise subscription rights pursuant to the rights offering described in the prospectus, dated [_______] [__], 2007 (the "Prospectus"), of WHX CORPORATION, a
Delaware corporation (the "Company"), if a holder of subscription rights cannot deliver the Subscription Certificate(s) evidencing the subscription rights (the
"Subscription Certificate(s)") to the subscription agent listed below (the
"Subscription Agent") at or prior to 5:00 p.m., New York City time, on [_______]
[__], 2007 (as it may be extended or earlier terminated, the "Expiration Date").
The Notice of Guaranteed Delivery must be sent by overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "Rights Offering--Guaranteed Delivery
Procedures" in the Prospectus. Payment of $[___] per share for each share of the
Company's common stock, par value $0.01 per share (the "Common Stock")
subscribed for upon exercise of such subscription rights (the "Subscription
Price") must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration
Date, even if the Subscription Certificate evidencing such subscription rights is being delivered pursuant to the procedure for guaranteed delivery thereof.
The Subscription Certificate evidencing such subscription rights must be received by the Subscription Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

                           THE SUBSCRIPTION AGENT IS:
                               COMPUTERSHARE INC.

            ------------------------------------------------------
                     BY MAIL:             BY OVERNIGHT COURIER:
            ------------------------------------------------------
                Computershare Inc.         Computershare Inc.
            c/o WHX Rights Offering      c/o WHX Rights Offering
                P.O. Box 859208            161 Bay State Drive
            Braintree MA 02185-9208        Braintree MA 02184
            ------------------------------------------------------

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE
DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
SUBSCRIPTION CERTIFICATE IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE
INSTITUTION, AS DEFINED IN RULE 17AD-15 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, DUE TO SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS, SUCH SIGNATURE
GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX OF
THE SUBSCRIPTION CERTIFICATE.

LADIES AND GENTLEMEN:

      The undersigned hereby represents that the undersigned is the holder of a
Subscription Certificate(s) representing ____________ subscription rights and that such Subscription Certificate(s) cannot be delivered to the Subscription
Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the basic subscription rights to subscribe for ____________ shares of Common Stock with respect to the subscription rights represented by such Subscription
Certificate(s) and (ii) the oversubscription rights relating to such subscription rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of basic subscription rights (the
"Excess Shares") are available therefor, for an aggregate of up to ____________
Excess Shares, subject to availability and proration as described in the
Prospectus and subject to the maximum number of shares for which holders can oversubscribe without endangering the availability of the Company's net operating loss carry forwards ("NOLs") under Section 382 of the Internal Revenue
Code.

      The undersigned understands that payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the basic subscription rights and the oversubscription rights must be received by the Subscription
Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $____________, either
(check appropriate box):

      / /  is being delivered to the Subscription Agent herewith; or

      / /  has been delivered separately to the Subscription Agent; and

            is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      / /  check or bank draft payable to the Subscription Agent, drawn against a U.S. bank; or

      / /  postal, telegraphic or express money order payable to the
            Subscription Agent.

o name of maker
                ----------------------------------------------------------------
o date of check, draft or money order
                                      ------------------------------------------
o bank on which check is drawn or issuer of money order
                                                        ------------------------
                                                        ------------------------

Signature(s):                              Address:
             --------------------------             ----------------------------
---------------------------------------             ----------------------------
Name(s):                                   Telephone:
        -------------------------------               --------------------------
(please type or print)                     (including area code)

---------------------------------------    -------------------------------------
(please type or print)                     (including area code)

Subscription
Certificate No(s). (if available):
                                   -----------------------------

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

        (not to be used for Subscription Certificate signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc.,
commercial bank or trust company having an office or correspondent in the United
States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription
Agent, hereby guarantees that within three business after the date set forth below, the undersigned will deliver to the Computershare Inc. (the "Subscription
Agent") the Subscription Certificates representing the subscription rights being exercised hereby, with any required signature guarantees and any other required documents.

--------------------------------       -----------------------------------------
Name of Firm                           Authorized Signature

--------------------------------       -----------------------------------------
Address                                Name

--------------------------------       -----------------------------------------
City, State, Zip Code                  Title

--------------------------------
Area Code and Telephone Number
Date:
      ------------------

      THE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE
TO THE SUBSCRIPTION AGENT AND MUST DELIVER THE SUBSCRIPTION CERTIFICATES TO THE
SUBSCRIPTION AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD
RESULT IN A FINANCIAL LOSS TO SUCH INSTITUTION.